                                                                     EXHIBIT 2.6

--------------------------------------------------------------------------------
CLOSING STATEMENT INFORMATION
--------------------------------------------------------------------------------

Property Name:             PEACHTREE PALISADES EAST OFFICE BUILDING

Seller: FIRST CAPITAL INSTITUTIONAL REAL ESTATE, LTD. - I a Florida limited partnership

Purchaser:                 PALISADES I ASSOCIATES, LTD.
                           a Florida limited partnership

Proration Date:            5/5/97

Proration as of:           11:59 PM, MONDAY, MAY 5, 1997

Closing Date:              5/5/97

Closing as of:             MONDAY, MAY 5, 1997

Tax Begin Date:            1/1/97

Tax End Date:              12/31/97

Month Begin Date           5/1/97

Month End Date             5/31/97

Railcar TI prorate date    12/1/96

                               CLOSING STATEMENT
                   PEACHTREE PALISADES EAST OFFICE BUILDING

--------------------------------------------------------------------------------

SELLER: FIRST CAPITAL INSTITUTIONAL REAL ESTATE, LTD. - I a Florida limited partnership

PURCHASER:          PALISADES I ASSOCIATES, LTD.
                    a Florida limited partnership

PRORATION DATE:     11:59 PM, MONDAY, MAY 5, 1997

CLOSING (FUNDING) MONDAY, MAY 5, 1997

--------------------------------------------------------------------------------

                                                                               CREDIT              CREDIT
                                                                            PURCHASER              SELLER
                                                                      ---------------     ---------------
PURCHASE PRICE                                                                               7,885,000.00

EARNEST MONEY (held by Commonwealth Land Title Company of Chicago)         150,000.00

INTEREST ON EARNEST MONEY                                                         POC

PRO-RATE PROPERTY TAXES                                                     24,216.02
   [See Schedule A]

PRO-RATE MAY, 1997 LEASE CHARGES                                            44,018.55
   [See Schedule D]

TENANT PREPAID RENTS                                                         1,918.85
   [See Schedule B]

PRO-RATE SERVICE CONTRACTS                                                                       1,018.24
   [See Schedule C]

SECURITY DEPOSITS                                                           81,332.04
   [See Schedule D]

50% OF SURVEY COST PAID BY SELLER                                                                1,150.00
   [Note 5]

LEASING COSTS FOR RAILCAR                                                                      125,510.60

LEASING COSTS FOR MUDD MEDIA                                                                     9,260.59

LEASING COMMISSIONS (Burke Inc., Total Assoc. Management, Van Winkle)        5,864.43

PRESENT VALUE OF LAND PURCHASE PRICE                                      $135,779.59
   [$750,000 in 12/31/2021 discounted at 7.05% semi-annually]

                                                                      ---------------     ---------------
   SUBTOTALS                                                               293,562.87        8,021,939.43

CASH AMOUNT DUE TO SELLER                                                7,728,376.56
                                                                      ---------------     ---------------

   TOTAL CREDITS                                                         8,021,939.43        8,021,939.43
                                                                      ===============     ===============

NOTES:
------

[1] All real estate taxes, personal property taxes and assessments relating to the Property are to be reprorated or prorated upon receipt of actual bill(s).

[2] Utility payments shall be directed to the parties for their respective periods of ownership based upon meter reads order the day before the Closing Date.

[3] Seller agrees to pay all invoices or charges payable to service contract vendors or other vendors of supplies or services which are unpaid at Closing and relate to periods prior to and including May 5, 1997, or which relate to periods after Closing to the extent Seller received a credit from Purchaser at Closing.

[4] Interest earned on the Earnest Money Deposit shall be returned directly to Purchaser.

[5] Seller paid 100% of the survey cost of $2,300 prior to close. The credit is for Purchaser to reimburse Seller for its share of the survey cost.

APPROVED: SELLER                                   APPROVED: PURCHASER

FIRST CAPITAL INSTITUTIONAL REAL ESTATE, LTD. -1   PALISADES 1 ASSOCIATES, LTD.
a Florida limited partnership                      a Florida limited partnership


By:__________________________                      By:__________________________

--------------------------------------------------------------------------------

                   PEACHTREE PALISADES EAST OFFICE BUILDING

                          SOURCES AND USES STATEMENT

--------------------------------------------------------------------------------

                         PURCHASER'S SOURCES AND USES:
                         ----------------------------

BALANCE OF CASH TO BE FUNDED BY PURCHASER                                                         7,578,809.95
                                                                                                ---------------

ADDITIONAL CASH OUTLAYS BY PURCHASER:

        COMMONWEALTH LAND TITLE INSURANCE COMPANY OF CHICAGO
                Title Insurance Premium (50%)                                          3,314.00
                Lender's Title Insurance (100%)                                          150.00
                Title Insurance Policy Endorsements (100%)                               300.00
                Survey (50%)                                                                POC
                Survey Extras (zoning verifcation etc.)                                  802.50
                Transfer Taxes (50%)                                                   3,942.50
                Escrow Fees (50%)                                                        250.00
                Copies (Commonwealth Land Title Co)                                      123.50
                Binder Fees 3 (Commonwealth Land Title Co)                               150.00
                Tax Repors 2 (Commonwealth Land Title Co)                                 20.00
                Out of Pocket Expenses (50%)                                              75.00
                Search & Exam Fees (50%)                                                 175.00
                Deed Recording (50%)                                                     250.00
                                                                                 ---------------
        PURCHASER'S CLOSING COSTS                                                                     9,552.50
                                                                                                ---------------

TOTAL CASH OUTLAY BY PURCHASER                                                                    7,588,362.45
                                                                                                ===============


---------------------------------------------------------------------------------------------------------------

                          SELLER'S SOURCES AND USES:
                          -------------------------

EARNEST MONEY                                                                                       150,000.00
CASH AMOUNT DUE TO SELLER                                                                         7,578,809.95
                                                                                                ---------------
TOTAL SELLER'S  SOURCES                                                                           7,728,809.95
                                                                                                ---------------

ITEMS PAYABLE FROM SELLER'S PROCEEDS AT CLOSING:

        COMMONWEALTH LAND TITLE INSURANCE COMPANY OF CHICAGO
                Title Insurance Premium (50%)                                          3,314.00
                Survey (50%)                                                                POC
                Transfer Taxes (50%)                                                   3,942.50
                Escrow Fees (50%)                                                        250.00
                Out of Pocket Expenses (50%)                                              75.00
                Search & Exam Fees (50%)                                                 175.00
                Deed Recording (50%)                                                     250.00
                                                                                 ---------------
                                                                                                      8,006.50

WITHHOLDING FOR GEORGIA DEPT OF REVENUE (Gains Tax of 3% on $3,541,871)                             106,256.13

TOTAL CASH OUTLAY BY SELLER                                                                         114,262.63
                                                                                                ---------------


BALANCE TO SELLER                                                                                 7,614,547.32
                                                                                                ===============

                                  SCHEDULE A

--------------------------------------------------------------------------------

    PEACHTREE PALISADES EAST OFFICE BUILDING
    PRO-RATE 1997 PROPERTY TAXES
    PRORATION MADE AS OF:         11:59 PM, MONDAY, MAY 5, 1997

--------------------------------------------------------------------------------

    ACTUAL CALENDAR YEAR 1996 REAL ESTATE TAXES
    -------------------------------------------
    #17-0110-0003-047-9                                                                 70,710.79
                                                                                     -------------

    ESTIMATED 1997 TAXES                                                                70,710.79

    PURCHASER'S  PRORATA SHARE OF 1997 TAXES             240/365                           65.753%
                                                                                     -------------

    PURCHASER'S SHARE OF 1997 TAXES                                                     46,494.77
    SELLER'S SHARE OF 1997 TAXES                                                        24,216.02

    CREDIT DUE TO PURCHASER (SELLER):                                                   24,216.02
                                                                                     =============

[1] Purchaser and Seller will reprorate the 1997 real estate taxes after actual bills are received and paid.

                                  SCHEDULE B

--------------------------------------------------------------------------------

        PEACHTREE PALISADES EAST OFFICE BUILDING
        TENANT PREPAID RENTS
        PRORATION MADE AS OF:   11:59 PM, MONDAY, MAY 5, 1997

--------------------------------------------------------------------------------

                                                                 AMOUNT
        SUITE #         TENANT NAME                              PREPAID
        -------------------------------------------------------------------

                Prepaid Rent:

                Burke, Inc.                                               1,867.59
                Dearing & Klauber, P.C.                                      30.84
                Memorial Pearl Corp.                                         20.42

                                                                        -----------
                                        CREDIT TO PURCHASER               1,918.85
                                                                         ==========

                                  SCHEDULE C

--------------------------------------------------------------------------------

PEACHTREE PALISADES EAST OFFICE BUILDING
RECURRING PAYABLES PRORATION
PRORATION MADE AS OF:                             11:59 PM, MONDAY, MAY 5, 1997

--------------------------------------------------------------------------------

          SERVICE CONTRACTS
                                                                                                  CREDIT DUE
                                                              BILLING PERIOD        # of DAYS      PURCHASER
VENDOR NAME                                  PAYMENT         BEGIN        END        CREDIT       or (SELLER)
-------------------------------------------------------------------------------------------------------------
PAID BY SELLER
--------------

Atlantic Elevator                             (690.00)        05/01/97  05/31/97        26           (578.71)
Carter & Assoc. (Burke lease comm)             (65.52)        05/01/97  05/31/97        26            (54.95)
White & Assoc. (Total Assoc. Management)       (30.83)        05/01/97  05/31/97        26            (25.86)
Lockerman-Davis (Van Winkle lease comm)       (324.81)        05/01/97  05/31/97        26           (272.42)
ADT Alert                                      (75.00)        04/01/97  06/30/97        56            (46.15)
Simplex Time Recorder                         (465.50)        04/01/97  03/31/98       330           (420.86)
Superior Water Services                       (156.00)        05/01/97  05/31/97        26           (130.84)
Panasonic Copier Service                      (604.20)        02/04/97  02/04/98       275           (453.98)
Citadel Secuirty                              (193.50)        05/01/97  05/31/97        26           (162.29)
                                                                                                 ------------

                                          CREDIT TO DUE PURCHASER (SELLER)                         (2,146.06)
                                                                                                 ------------


PAYABLE BY PURCHASER
--------------------
Peachtree Pest Control                         140.00         04/01/97  05/31/97        35             80.33
Affordable Fire Protection                   2,080.00         01/01/97  12/31/97       125            712.33
Botanical Environments                          85.00         05/01/97  05/31/97         5             13.71
Greenscape (Walton Industries                  325.00         05/01/97  05/31/97         5             52.42
Browning Ferris (BFI)                          488.48         05/01/97  05/31/97         5             78.79
Valcourt Building Services                     650.00         05/01/97  05/31/97         5            104.84
Aircond                                        529.50         05/01/97  05/31/97         5             85.40
                                                                                                 ------------

                                          CREDIT TO DUE PURCHASER (SELLER)                          1,127.82
                                                                                                 ------------

                                          TOTAL CREDIT TO DUE PURCHASER (SELLER)                   (1,018.24)
                                                                                                 ===========

                                  SCHEDULE D
--------------------------------------------------------------------------------
PEACHTREE PALISADES EAST OFFICE BUILDING
RENTAL CHARGE, DEPOSIT RECONCILIATION, AND DELINQUENCY SCHEDULE
PRORATION MADE AS OF:                        11:59 PM, MONDAY, MAY 5, 1997

------------------------------------------------------------------------------------------------------------------------------------
                                                       MAY          MAY        MAY                                          PR'S
                                     TENANT        MONTHLY   ESCALATION      OTHER           TOTAL      CHARGES          PRORATA
TENANT                             DEPOSITS           RENT      CHARGES     INCOME         CHARGES         PAID            SHARE
-----------------------------------------------------------------------------------------------------------------------------------
ACJ & Associates                   1,159.38       1,206.21        34.87        -          1,240.88            -               -
ANI Roof Income                         -         1,636.08          -          -          1,635.08            -               -
Belcher, Pakchar & Same            2,989.10       3,244.73       126.85        -          3,371.68            -               -
Burke, Inc.                             -         1,259.94          -          -          1,259.94       1,259.94        1,068.72
Central Pharmacy Services          3,857.76       3,849.75         8.00        -          3,857.75       3,857.75        3,235.53
Dearing & Klauber, P.C.            2,387.67       2,709.08        35.04        -          2,744.12       2,744.12        2,301.52
Factory's                               -         2,711.04       134.59        -          2,845.63         608.85          610.65
Fawzi Khalaf/Brookview             2,169.99         775.00          -          -            775.00         775.00          650.00
Halley Realty Company                   -         4,003.92          -          -          4.003.92       4,003.92        3,358.13
Hammer Siler George Associates     2,504.67       2,890.00       101.21        -          2,991.21            -               -
Hollberg, Weaver & Kytle           2,845.92       2,960.89        86.74        -          3,047.63       3,047.63        2,656.08
Intercept Technology               1,280.13       2,797.38        11.29        -          2,808.67            -               -
Jacor-Total Traffic Net                 -           918.38         2.42        -            920.80            -               -
Jacor Broadcasting of Atlanta     22,343.75      23,014.08     1,282.94     250.00       24,547.00            -               -
Memorial-Pearl Corp.                 800.00         867.26        11.54        -            878.80         878.80          737.06
Mudd Media, Inc.                   3,090.92       1,500.92          -          -          1,500.92            -               -
National Business Furniture             -         7,987.00       323.25        -          8,310.25            -               -
Plunkett, O.H. & Company           2,524.67       2,575.16        34.77        -          2,609.93          73.18           61.38
Print Time, Inc.                   4,644.87       4,662.91          -          -          4,662.91            -               -
Rallcar Management, Inc.                -        23,803.75       718.96        -         24,522.70      24,522.70       20,567.43
Rallcar, Ltd.                           -         6,831.25       179.12        -          7,010.37       7,010.37        5,879.67
Roy Ashley & Associates            7,331.71       7,479.46        98.23        -          7,577.69            -               -
Satulah Group                      8,825.00       9,703.13          -          -          9,703.13            -               -
Thomas, Sam E./HMI Enterprises     3,250.20       3,446.47        77.95        -          3,524.42          (0.00)            -
Total Association Mgmt.                 -         1,541.38        41.40     100.00        1,682.78       1,682.78        1,411.36
Triton, Inc.                            -         1,668.60        33.03        -          1,701.83       1,701.63        1,427.17
Triton, Inc. - 699                      -           316.97          -          -            316.97         316.97          285.85
Van Winkle & Associates            3,631.00       6,387.98          -          -          6,387.98            -               -
Webb Vanderplate Hazzard           3,417.16       3,492.91        45.53        -          3,538.44            -               -
Weiss, Gantt, Joyce                2,498.15       2,424.89        30.74        -          2,455.83          (0.00)            -
                              -----------------------------------------------------------------------------------------------------
                                  81,332.04     138,665.50     3,418.26     350.00      142,433.76      52,483.64       44,018.55

--------------------------------------------------------------------------------------
                                          MAY
                                      & PRIOR            TOTAL            TOTAL
                                      BALANCE             SR'S             PR'S
TENANT                                    O/S        SHARE O/S        SHARE O/S
--------------------------------------------------------------------------------------
ACJ & Associates                     3,671.93         2,631.19         1,040.74
ANI Roof Income                      3,270.16         1,898.80         1,371.36
Belcher, Pakchar & Same              3,580.88           753.10         2,827.78
Burke, Inc.                               -                -                -
Central Pharmacy Services              175.11           175.11              -
Dearing & Klauber, P.C.                   -                -                -
Factory's                            2,236.78           360.77         1,876.01
Fawzi Khalaf/Brookview                    -                -                -
Halley Realty Company                     -                -                -
Hammer Siler George Associates       3,075.42           686.66         2,506.76
Hollberg, Weaver & Kytle                  -                -                -
Intercept Technology                 3,751.26         1,396.60         2,355.66
Jacor-Total Traffic Net              1,055.80           283.52           772.28
Jacor Broadcasting of Atlanta       24,484.68         7,896.87        20,587.61
Memorial-Pearl Corp.                      -                -                -
Mudd Media, Inc.                     1,690.92           432.08         1,258.84
National Business Furniture          9,213.75         2,243.86         6,989.89
Plunkett, O.H. & Company             2,536.75           409.15         2,127.60
Print Time, Inc.                     5,111.54         1,200.71         3,910.83
Rallcar Management, Inc.               287.57           287.57              -
Rallcar, Ltd.                           84.52            84.62              -
Roy Ashley & Associates              7,719.76         1,384.28         6,355.48
Satulah Group                       12,960.45         4,822.34         8,138.11
Thomas, Sam E./HMI Enterprises       3,672.21           716.24         2,955.97
Total Association Mgmt.                   -                -                -
Triton, Inc.                           178.98           178.99              -
Triton, Inc. - 699                        -                -                -
Van Winkle & Associates             10,824.86         5,487.22         6,357.88
Webb Vanderplate Hazzard             4,147.85         1,180.13         2,967.72
Weiss, Gantt, Joyce                  2,772.42           712.86         2,059.58
                                -------------------------------------------------
                                   110,603.63        36,061.67        75,442.06

NOTES:
------